EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-49363, 333-47760, 333-54060, 333-54062, 333-53982, 333-65694, and 333-66650 of GSI Commerce, Inc. (formerly Global Sports, Inc.) on Forms S-8 of our report dated March 20, 2003, appearing in the Annual Report on Form 10-K of GSI Commerce, Inc. for the year ended December 28, 2002.

Philadelphia, Pennsylvania

March 25, 2003